Kirkpatrick & Lockhart LLP             1800 Massachusetts Avenue, NW
                                       Second Floor
                                       Washington, DC  20036-1800
                                       202.778.9000
                                       www.kl.com


February 20, 2001


                                       Arthur C. Delibert
                                       202.778.9042
                                       Fax:  202.778.9100
                                       adelibert@kl.com




Legg Mason Focus Trust, Inc.
100 Light Street
Baltimore, MD  21202


Dear Sir or Madam:

         Legg Mason Focus Trust, Inc. (the "Corporation") is a corporation organized under the laws of the State of Maryland by Articles of Incorporation dated January 27, 1995. You have requested our opinion regarding certain matters regarding the issuance of certain Shares of the Corporation. As used in this letter, the term "Shares" means the Primary Class, Institutional Class and Financial Intermediary Class shares of common stock of the series known as Legg Mason Focus Trust. This opinion is effective with respect to a class of Shares only during the time that Post-Effective Amendment No. 11 to the Corporation's Registration Statement is effective and has not been superseded by another post-effective amendment purporting to register Shares of that class.

         We have, as counsel, participated in various corporate and other matters relating to the Corporation. We have examined copies of the Articles of Incorporation and By-Laws, the minutes of meetings of the directors and other documents relating to the organization and operation of the Corporation, and we are generally familiar with its business affairs. Based upon the foregoing, it is our opinion that the issuance of the Shares has been duly authorized by the Corporation and that, when sold in accordance with the Corporation's Articles of Incorporation and By-Laws and the terms contemplated by Post-Effective Amendment No. 11 to the Corporation's Registration Statement, the Shares will have been legally issued, fully paid and nonassessable by the Corporation.

         We hereby consent to the filing of this opinion in connection with Post-Effective Amendment No. 11 to the Corporation's Registration Statement on

Legg Mason Focus Trust, Inc.
February 20, 2001
Page 2


Form N-1A (File No. 33-89090) being filed with the Securities and Exchange Commission. We also consent to the reference to our firm in the Statement of Additional Information filed as part of the Registration Statement.

                                       Sincerely,


                                       /s/: KIRKPATRICK & LOCKHART LLP
                                            -----------------------------------
                                            KIRKPATRICK & LOCKHART LLP